Exhibit 99.2


               The following plan was assumed by Peapack-Gladstone
  Financial Corporation (the "Company ") in connection with the acquisition of all of the issued and outstanding shares of Peapack-Gladstone Bank pursuant to the Amended and Restated Plan of Acquisition dated as of September 25, 1997 which was consummated on December 12, 1997.

                             PEAPACK-GLADSTONE BANK
                  1995 Stock Option Plan for Outside Directors


1.       Purpose

         The purpose of the Peapack-Gladstone Bank (the "Company") 1995 Stock Option Plan for Outside Directors (the "Directors' Option Plan" or the "Plan") is to promote the growth and profitability of the Company by providing Outside Directors of the Company with an incentive to achieve long-term objectives of the Company and to attract and retain non-employee directors of outstanding competence by providing such Outside Directors with an opportunity to acquire an equity interest in the Company.

2.       Grant of Options

         (a) Each Outside Director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Company not also serving as a employee of the Company) will receive one grant of options to purchase shares of the common stock of the Company ("Common Stock"), subject to adjustment as provided in Section 4 hereof, under this Plan according to when the recipient first becomes an Outside Director. Subject to Section 5, below, shares will be granted according to the following schedule:


                   ----------------------------------------------------------- --------------------

                       When Participant first becomes an Outside Director       Number of Shares
                                                                                     Granted
                   ----------------------------------------------------------- --------------------
                   ----------------------------------------------------------- --------------------

                   At or prior to the 1995 Annual Shareholders meeting                1,250
                   ----------------------------------------------------------- --------------------
                   ----------------------------------------------------------- --------------------

                   After  the  1995  Annual  Shareholders  meeting  and at or         1,000
                   prior to the 1996 Annual Shareholders meeting
                   ----------------------------------------------------------- --------------------
                   ----------------------------------------------------------- --------------------

                   After  the  1996  Annual  Shareholders  meeting  and at or          750
                   prior to the 1997 Annual Shareholders meeting
                   ----------------------------------------------------------- --------------------
                   ----------------------------------------------------------- --------------------

                   After  the  1997  Annual  Shareholders  meeting  and at or          500
                   prior to the 1998 Annual Shareholders meeting
                   ----------------------------------------------------------- --------------------
                   ----------------------------------------------------------- --------------------

                   After  the  1998  Annual  Shareholders  meeting  and at or          250
                   prior to the 1999 Annual Shareholders meeting
                   ----------------------------------------------------------- --------------------



         The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market Value of the Common Stock on the date of the grant of this option as determined under paragraph (e) of this Section 2 and in no event below the par value of the Common Stock on the Date of Grant. These initial grants shall be effective as of the effective date of the Directors' Option Plan as defined in Section 5 hereof ("Effective Date").

         (b) If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant of options under Section
         2(a) to any Outside Director or Outside Director first elected subsequent to the Effective Date of this Plan, and thereafter options become available, such Outside Directors shall then receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among each Outside Director who has not received their full allotment of shares, options for the number of shares then available under the Outside Directors' Plan, not to exceed options for shares with the values set forth in the preceding paragraph with respect to such subsequent Outside Directors, subject to adjustment under Section 4 as appropriate. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under paragraph (e) of this Section 2.

         (d) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of the Company and in such capacity was eligible to receive any options to purchase Common Stock.

         (e) Fair Market Value. For purposes of the Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the high and low prices of known trades of the Common Stock on the relevant date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon.

3.   Terms and Conditions

         (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

         (b) Vesting. Each option granted pursuant to Section 2(a), (b) or (c) hereof shall become exercisable in five annual installments of twenty percent (20%). The first installment of options granted pursuant to
         Section 2(a) shall vest one year from the date of grant. The first installment of options granted pursuant to Section 2(b) shall vest one year from the date of their grant.

         (c) Manner of Exercise. The option when exercisable may be exercised from time to time in whole or in part, by delivering a written notice of exercise to the President of the Company signed by the recipient. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section 2(a) or (b) hereof) in cash or shares of previously acquired common stock of the Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2(e) above.

         (d) Transferability. Each option granted hereby may be exercised only by the recipient to whom it is issued, or in the event of the Outside Director's death, his or her legal representative or successor in interest pursuant to the terms of Section 3(e) hereof.

         (e) Termination of Service. Upon the termination of a recipient's service for any reason other than disability, Change in Control, death or removal for cause, the participant's stock options shall be exercisable only as to those shares which were immediately purchasable by the recipient at the date of termination. In the event of death or disability of any recipient, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's legal representatives or beneficiaries. Upon termination of the recipient's service due to a Change in Control, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable. However, shares of Common Stock acquired through the exercise of options granted under Section 2 may not be sold or otherwise disposed of for a period of one year from the Date of Grant of the option. For purposes of this plan the following terms are defined:

            (i) "Change in Control" for purposes of this Plan, a "Change in Control" of the Company shall mean an event of a nature that; (1) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the  Company's  stockholders  was  approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) filing is made for regulator approval to implement a plan of
                  reorganization,   merger,   consolidation,   sale  of  all  or
                  substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company shall be distributed; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

            (ii)  "Disability"  means  the   permanent and  total inability  by
                  reason of mental or physical infirmity, or both, of an Outside Director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime.


         (f) Termination of Option. Each option shall expire upon the earlier of
         (i) one hundred and twenty (120) months following the date of grant, or
         (ii) three (3) years following the date on which the Outside Director ceases to serve in such capacity for any reason other than removal for cause. If the Outside Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Outside Director's beneficiary, personal representative(s), heir(s) or devisee(s) at any time within the three (3) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the Outside Director is removed for cause, all options awarded to him shall expire upon such removal.


4.       Common Stock Subject to the Directors' Option Plan

         The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors' Option Plan shall not exceed 15,000 shares of the Common Stock of the Company, par value $6 2/3 per share, subject to adjustments pursuant to this Section 4. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors' Option Plan.

         In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under the Directors' Option Plan, the number of shares of Common Stock to options granted under this Directors' Option Plan and the option price of such options, shall be automatically and proportionately adjusted to prevent dilution or enlargement of the rights granted to recipient under the Directors' Option Plan.

5.5.     Effective Date of the Plan; Shareholder Ratification

         This Plan was approved by the Board of Directors on January 12, 1995 and, subject to first obtaining approval at the 1995 Annual Meeting of Shareholders of the Company by the affirmative vote of at least 66 2/3% of the shares of Common Stock of the Company entitled to vote at the 1995 Annual Meeting, when accepted by the New Jersey Department of Banking.

6.       Termination of the Plan

         The right to grant options under the Directors' Option Plan will terminate automatically upon the earlier of five years after the Effective Date of the Plan or the issuance of 15,000 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan) subject to adjustment pursuant to Section 4 hereof.

7.       Amendment of the Plan

         The Directors' Option Plan may be amended from time to time by the Board of Directors of the Company provided that Section 2 and 3 hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section 4 hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors' Option Plan becomes qualified under 17 C.F.R. ss.240.16(b)-3 ("Rule 16(b)-3") of the rules and regulations promulgated under the Securities Exchange Act of 1934 and an amendment would require shareholder approval under such Rule 16(b)-3 to retain the Plan's qualification and as may be required under applicable New Jersey and federal banking law, then subject to the discretion of the Board of Directors of the Company, such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

8.       Applicable Law

         The Plan will be administered in accordance with the laws of the State of New Jersey and applicable federal law.

9.       Compliance with Section 16

         If this Plan is qualified under Rule 16b-3 transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan fails to so comply, such provision shall be deemed null and void, to the extent permitted by law.